Exhibit No. 25(c)(1)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

One Wall Street, 29th Floor

New York, New York 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.

(Exact name of obligor as specified in its charter)

Florida	59-0247770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 First Avenue North St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed December 13, 2004 in connection with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed on November 7, 2008 in connection with Registration Statement No. 333-155238).

6.	The consent of the Trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York on the 29th day of February, 2012.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

February 29, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Florida Power Corporation d/b/a Progress Energy Florida, Inc. and The Bank of New York Mellon, as successor trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, NY 10286

And Foreign and Domestic Subsidiaries

a member of the Federal Reserve System, at the close of business December 31, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,285,000
Interest-bearing balances	118,033,000
Securities:
Held-to-maturity securities	3,521,000
Available-for-sale securities	74,417,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	23,000
Securities purchased under agreements to resell	603,000
Loans and lease financing receivables:
Loans and leases held for sale	10,000
Loans and leases, net of unearned income	27,101,000
LESS: Allowance for loan and lease losses	374,000
Loans and leases, net of unearned income and allowance	26,727,000
Trading assets	5,841,000
Premises and fixed assets (including capitalized leases)	1,208,000
Other real estate owned	12,000
Investments in unconsolidated subsidiaries and associated companies	988,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,415,000
Other intangible assets	1,615,000
Other assets	13,507,000

Total assets	$256,205,000

LIABILITIES

Deposits:
In domestic offices	127,980,000
Noninterest-bearing	91,500,000
Interest-bearing	36,480,000
In foreign offices, Edge and Agreement subsidiaries and IBFs	85,660,000
Noninterest-bearing	2,710,000
Interest-bearing	82,950,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,166,000
Securities sold under agreements to repurchase	1,010,000
Trading liabilities	7,283,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,877,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	8,465,000
Total liabilities	237,946,000
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,607,000
Not available
Retained earnings	8,450,000
Accumulated other comprehensive income	(1,283,000)
Other equity capital components	0
Not available
Total bank equity capital	17,909,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	18,259,000

Total liabilities and equity capital	$256,205,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date are true and correct to the best of my knowledge and belief.

Thomas P. Gibbons         )             Chief Financial Officer

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Gerald L. Hassell                  )

Catherine A. Rein                 )         Directors (Trustees)

John P. Surma                       )